UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2021

Harbor Custom Development, Inc.

(Exact name of registrant as specified in its charter)

Washington	333-237507	46-4827436
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11505 Burnham Dr., Suite 301

Gig Harbor, Washington 98332

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (253) 649-0636

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	HCDI	The Nasdaq Stock Market LLC
8.0% Series A Cumulative Convertible Preferred Stock	HCDIP	The Nasdaq Stock Market LLC
Warrants	HCDIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement

As previously disclosed on a Current Report on Form 8-K dated June 10, 2021, Harbor Custom Development, Inc., a Washington corporation (the “Company”), conducted an underwritten public offering (the “Offering”) pursuant to registration statements on Form S-1 (File Nos. 333-255229 and 333-256918), filed with the Securities and Exchange Commission (the “Commission”).

In connection with the Offering, the Company and Mountain Share Transfer, Inc. entered into a Warrant Agency Agreement on June 11, 2021 (the “Warrant Agreement”). The Warrant Agreement sets forth the terms of the warrants (the “Warrants”) sold in the Offering and appointed Mountain Share Transfer, Inc. to act as warrant agent for the Warrants.

The foregoing description of the Warrant Agreement is qualified in its entirety by reference to the Warrant Agreement, a copy of which is attached hereto as Exhibit 4.1 and is hereby incorporated by reference into this Item 1.01.

Item 8.01. Other Events.

On June 11, 2021, the Company issued a press release announcing the closing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibit

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description
4.1	Warrant Agency Agreement between Harbor Custom Development, Inc. and Mountain Share Transfer, Inc., dated June 11, 2021
99.1	Press Release of Harbor Custom Development, Inc., dated June 11, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harbor Custom Development, Inc.

Date: June 14, 2021	By:	/s/ Jeff Habersetzer
Jeff Habersetzer Chief Operating Officer, Secretary, and General Counsel